Exhibit 5.1

May 17, 2023

CaliberCos, Inc.

8901 E. Mountain View Rd. Ste. 150

Scottsdale, AZ 85258

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to CaliberCos Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “462(b) Registration Statement”) for the purpose of registering with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), up to 460,000 shares (the “Shares”) of Class A Common Stock, par value $0.001 per share (the “Common Stock”), of the Company, including up to 60,000 shares that may be sold pursuant to the underwriters’ over-allotment option. The 462(b) Registration Statement relates to the Company’s registration statement on Form S-1 (File No.: 333-267657) (the “Registration Statement”) initially filed with the Commission (the “Commission”) on September 29, 2022 and declared effective on May 15, 2023, including a related prospectus filed with the Registration Statement (the “Prospectus”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company and corporate records furnished to us by the Company, certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including without limitation (i) the Company’s Certificate of Incorporation, as amended or supplemented; (ii) the Company’s Bylaws, as amended and amendments to the Bylaws; (iii) the form of Underwriting Agreement, in the form proposed to be entered into between the Company and Spartan Capital Securities, LLC, as the representative of the underwriters, in the form filed as Exhibit 1.1 to the Registration Statement; (iv) resolutions of the board of directors of the Company with respect to the Offering; and (v) the Registration Statement.

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us, (ii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us, (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals, (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete, (v) the due authorization, execution and delivery of all agreements, instruments, certificates and other documents by all parties thereto (other than the Company), (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion set forth below are true and correct, and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. We also have obtained from the officers of the Company certificates as to certain factual matters necessary for the purpose of this opinion and, insofar as this opinion is based on such matters of fact, we have relied solely on such certificates without independent investigation.

2049 Century Park East, Suite 1700, Los Angeles, California 90067 Telephone: 310.312.4000 Fax: 310.312.4224
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CaliberCos, Inc.

May 17, 2023

We have also assumed that the Shares will be issued and sold as described in the Registration Statement and the Underwriting Agreement.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares have been duly authorized, and when issued and sold by the Company in accordance with the Registration Statement and the Prospectus, with payment received by the Company in the manner described in the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

The opinion expressed in this opinion letter are limited to the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Common Stock. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the use of our name therein under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission adopted under the Securities Act.

The opinion included herein is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ MANATT, PHELPS & PHILLIPS, LLP

Manatt, Phelps & Phillips, LLP

2049 Century Park East, Suite 1700, Los Angeles, California 90067 Telephone: 310.312.4000 Fax: 310.312.4224
Albany | Boston | Chicago | Los Angeles | New York | Orange County | Palo Alto | Sacramento | San Francisco | Washington D.C.